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                                                                   EXHIBIT 10.22


DEUTSCHE FINANCIAL SERVICES
DEUTSCHE BANK GROUP

                                                    Deutsche Financial Services
                                                    655 Maryville Centre Drive
                                                    Saint Louis, MO 63141-5832


                                                    Telephone:   (314) 523-3858
                                                    Facsimile:   (314) 523-3008
                                                    E-mail:    leroy.hair@db.com

VIA FAX TO: 662-569-3332

July 29, 2002

George Hastings, President
Aquapro Corporation
1100
Hwy 3
Sunflower, MS 38778


Dear Mr. Hastings,

On July 25 I received a fax from Joe Hale regarding payment of the delinquent obligations. I have reviewed his proposals and wish to respond. It appears to me he is proposing to pay $57,342.23 on these accounts on or before Dec. 9. I have reviewed the present status of the accounts and find that the amounts now due are higher than previously thought. A printout of each account is attached for your review. I believe you will agree the print outs show the following amounts now due:

#854                      $25,733.93
#847                      $ 2,858.92
#792                      $25,767.75
#526                      $14,612.10
------------------------------------
Total                     $68,972.70

Between now and yearend there will be two additional payments due on note #854 in the amount of $8,561.31 each. In addition, Mr. Hale proposes paying off #847 which would have a balance of $2,858.92. If I have added these correctly the amount required to bring the accounts current by yearend would be $86,095.32.

I regret any miss-understanding but I feel we must agree on the amounts now due and those coming due before yearend. If Mr. Hale were willing to increase the amounts payable each month to reach the total of $86,095.12 before yearend I feel I could recommend acceptance.

Sincerely,

DEUTSCHE FINANCIAL SERVICES CORPORATION


LEROY HAIR

Leroy Hair
Collection Representative
Collections/Loss Recovery
072902a